UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2024

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-40471	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221 Fort Lauderdale, Florida 33316
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBEV	NYSE American LLC
Warrants to purchase shares of common stock	SBEV-WT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2024, the Board of Directors of Splash Beverage Group, Inc. (the “Company”) appointed Dr. John Paglia to serve as a Director of the Company, effective as of the same date.

Prior to joining the Company, Dr. Paglia, age 56, is currently an independent director, Audit Committee Chair and a member of the Nominating & Corporate Governance and Compensation Committee of Simulations Plus, Inc., from 2014 to present. Mr. Paglia is also an independent director, Audit Committee Chair and a member of the Nominating & Corporate Governance and Compensation Committee of Aeluma, Inc., from 2021 to present. Additionally, Dr. Paglia is currently on the Advisory Board of multiple companies, including SUM Ventures, Axxes Capital Inc., VitaNav Inc., and DigiLife Fund, among others. Dr. Paglia, a Professor of Finance, currently works at Pepperdine University in various positions, which have included Senior Associate Dean and Executive Director, since 2000-present. Dr. Paglia has a Doctor of Philosophy in Business Administration, from the University of Kentucky, a Master of Business Administration from Gannon University, a Bachelor of Science from Gannon University, and is also a Certified Public Accountant and Charted Financial Analyst.

In connection with Dr. Paglia’s appointment as a Director of the Company, Dr. Paglia has been granted an option under the Company’s 2020 Long-Term Incentive Compensation Plan (the “Plan”) to purchase 600,000 shares of the Company’s common stock at an exercise price equal to the closing stock price on February 26, 2024. The Options shall vest as follows: 200,000 upon execution of Dr. Paglia’s offer letter; and 50,000 per quarter for the next 8 quarters beginning May 23, 2024, and concluding February 25, 2026. Additionally, Dr. Paglia will receive a monthly cash stipend in the amount of $5,000. A press release announcing Dr. Paglia’s appointment is annexed as exhibit 99.1 attached hereto.

There is no family relationship between Dr. Paglia and any director or executive officer of the Company. There are no transactions between Dr. Paglia and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Dr. Paglia and any other persons, pursuant to which he was selected as a Director. Dr. Paglia. has not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Dr. Paglia and any other director or executive officer of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of John Paglia’s Appointment, dated March 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPLASH BEVERAGE GROUP, INC.

Dated: March 1, 2024	By:	/s/ Robert Nistico
	Name:	Robert Nistico
	Title:	Chief Executive Officer